Exhibit (c)(7)

DRAFT: For discussion purposes only Not to be distributed to third parties without consent of BMO

Presentation to the Special Committee

Preliminary Perspectives

October 16, 2013

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Situation Overview

? BMO Nesbitt Burns Inc. (“BMO” or “BMO Capital Markets”) understands that Patheon Inc. (“Patheon” or the “Company”) was advised in July 2013 by the Company’s controlling shareholder, JLL Partners, Inc. (“JLL”), that a buying group which includes a fund or funds under common control with JLL and one or more affiliates of Royal DSM B.V. (“DSM”) (collectively, the “Offeror”) is considering a transaction that would include the acquisition of 100% of the Company’s issued and outstanding equity securities by way of a plan of arrangement or alternative transaction structure (the “Transaction”) JLL currently holds 56% of the issued and outstanding restricted voting shares (“RVS”) and all of the special voting Class I, preferred shares, Series D (“Preferred Shares”) of the Company

BMO further understands that on September 16, 2013, JLL submitted a non-binding proposal (the “Proposal”) to the Company’s committee of independent directors (the “Special Committee”) proposing the Transaction at a price of US$8.25 per RVS in cash (the “Offer”) The Offer represented a 32% premium to the Company’s closing price at September 16, 2013 and a 43% premium to the Company’s three month VWAP on the TSX

BMO understands that JLL advised the Special Committee that JLL is solely interested in pursuing the Transaction contemplated by its Offer and currently is not willing to consider any other transaction

BMO Capital Markets has been retained by the Special Committee as independent valuator to prepare and deliver to the Special Committee: a) a confidential preliminary analysis, which is being provided pursuant to this document; b) a formal valuation of the Company’s RVS’ and Preferred Shares in accordance with the standards and requirements of MI 61-101, the standards for formal valuations in the Dealer Member Rules of the Investment Industry Regulatory Organization of Canada; and any other applicable rules, regulations and standards (the “Valuation”); and c) an opinion as to whether the consideration payable pursuant to the Transaction is fair, from a financial point of view, to the holders of RVS’ and Preferred Shares, other than JLL and any other holders that would customarily be excluded from such an opinion (the “Opinion”)

This document does not constitute an “Opinion” or a “Valuation” and is being provided solely to assist the Special Committee in understanding a preliminary assessment and analysis that might form the basis for the Valuation

PROJECT CALCULUS 1

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Situation Overview (Cont’d)

In preparing this presentation, we have relied upon the information provided to us by the Company, discussions with representatives of the Company and publicly available information on the Company, the Offer and potential bidders BMO was provided access to the Company’s secondary virtual data room on September 18, 2013 and the Company’s original virtual data room on September 24, 2013 BMO has had a number of calls and meetings with the Company to request additional information and to discuss the information provided

We have not attempted to independently verify the accuracy or completeness of any information or representations presented to us by the Company

The analysis herein is based upon the securities markets, economic and general business and financial conditions prevailing as at this date, any of which may vary considerably in the future

The views summarized in this presentation are made based on information available as at October 11, 2013 and are based on the closing share price of the Company and comparable companies as at October 11, 2013

PROJECT CALCULUS 2

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Assumptions and Limitations

With your approval and agreement, BMO Capital Markets has relied upon and assumed, among other things:

The completeness, accuracy and fair presentation of all financial and other information (the “Information”) obtained by us from public sources or provided to us by the Company That all forecasts, projections, estimates and budgets related to the Company are reasonable in the circumstances and consistent with industry practices That all forecasts, projections, estimates and budgets reflect the best currently available information and estimates, assumptions and judgments as to the matters covered thereby That there has been no material change in the financial condition, assets, liabilities, business, operations or prospects of the Company That there are no plans or proposals that could reasonably be expected to have a material effect on the financial condition, assets, liabilities, prospects or affairs of the Company That there are no circumstances or developments that could reasonably be expected to have a material effect on the financial condition, assets, liabilities, prospects or affairs of the Company That there are no actions, suits, proceedings or inquiries pending or threatened which may in any way materially adversely affect the Company The provision of the Valuation and the Opinion will be subject to, among other things, the receipt of a letter of representation to be provided by the Senior Officers of the Company as to certain factual matters and the completeness and accuracy of the Information upon which the Valuation and the Opinion will be based

PROJECT CALCULUS 3

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Scope of Review In connection with rendering these perspectives, we have reviewed and relied upon, or carried out, among other things, the following: Certain internal financial, operating, corporate and other information prepared or provided by or on behalf of the Company, concerning the business operations, assets, liabilities and prospects of the Company and the Transaction Internal management forecasts, development and operating projections, estimates and budgets prepared or provided by or on behalf of the Company Discussions with management of the Company relating to the Company’s current business plan, business operations, financial condition, prospects and the Transaction, including with respect to assets to be acquired from DSM BMO understands that a third party consulting firm has been engaged to conduct an analysis of potential synergies that will accrue to the pro forma entity upon completion of the Transaction – BMO has not been provided a written copy of such analysis and has had to rely on discussions with Company’s management and JLL to estimate the potential cost synergies, including timing and implementation costs provided in this analysis Public information relating to the business and financial condition of the Company Public information with respect to selected public companies we considered relevant Public information with respect to selected precedent transactions we considered relevant Various equity research reports and industry sources we considered relevant Such other information, investigations, analyses and discussions (including discussions with the management of the Company, the Company’s external legal counsel, and other third parties) as we considered necessary or appropriate in the circumstances PROJECT CALCULUS 4

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Patheon Business Overview Business Overview Products and Services Provider of pharmaceutical development and Contract Manufacturing Pharmaceutical Development Banner Life Sciences commercial manufacturing outsourcing services Outsourcing (“CMO”) Services (“PDS”) (Soft-Gel Drug Delivery) (“Banner”) for both prescription (“Rx”) and over-the-counter (“OTC”) drugs Manufactures various sterile, Offers a broad range of Capabilities include solid, conventional and development services across proprietary soft-gel Serves approximately 300 clients, including 19 specialized dosage forms approximately 40 different formulations of the 20 largest pharmaceutical companies, 8 Also offers specialized dosage forms Offers over 70 products of the top 10 biotech companies, and 8 of the capabilities in high potency, Supports customers across across OTC, Rx and 10 largest specialty pharmaceutical companies controlled substance and various stages of drug nutritionals Operates 14 facilities globally Employs approximately people modified release products development process 6,000 Geographic Footprint Segmentation Toronto, Canada Whitby, Canada Revenue by Geography (YTD Q2’13) Revenue by Business Segment (2013E) (PDS, CMO solids) (PDS, CMO solids) Swindon, England (PDS, CMO sterile) (US$467.4 mm) (US$1.1 bn) Tilburg, Durham, Milton Park, England Netherlands Mexico City, NC (HQ) (PDS development) Mexico Tokyo, Japan Monza, Italy Revenue by Customer (YTD Q2’13) Revenue by Product (YTD Q2’13) High Point, (PDS, CMO solid/sterile) NC Legend Manatí, Puerto Rico Ferentino, Italy Legacy (PDS, CMO sterile) (CMO solids) Banner Cincinnati, USA Bourgoin, France (PDS, CMO solid/sterile) (PDS, CMO solids) Source: Company filings, Company confidential information package and Company management presentation. PROJECT CALCULUS 6

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Recent Financial Developments

Introduced company-wide in 2011 to streamline PF 2013E Adjusted EBITDA Bridge operations and boost margins

US$ millions

Assessing operations across all business segments to

Operational eliminate bottlenecks while significantly reducing costs Balance 137.8 147.0 141.4 149.4 149.6 149.6 156.0 157.8 168.8 182.6 185.8 177.8 177.8

Excellence through elimination of redundant labour and overhead Change 22.5 9.3 (5.7) 8.0 0.3 — 6.4 1.8 11.0 13.7 3.2 (8.0) —

Initiatives costs

(“OE”) Focused site missions and investment in state-of-the-art 177.8 capabilities has freed up 40-50% of capacity to support 149.6 future growth initiatives

115.2

$29.9mm of cost savings realized in FY2012

Completed on December 14, 2012 for total cash consideration of approximately US$269 mm 10.9x EV / LTM EBITDA

Estimated $12.5 mm of synergies, 9.8% of PF CMO PDS OE PDS

+

EBITDA EBITDA Banner Bonus Income EBITDA Savings EBITDA Savings (Banner) Bonus Reduction Shutdown Shutdown 2013E

2012A Other 2013EIntegration Banner CMO OE Caguas (Patheon) Normalized

In connection with the acquisition, the Company Adjusted Adjusted Synergies Olds Site Site PF Adjusted completed a refinancing, including: Banner

Banner US$660 mm senior secured facilities Organic / Operational Efficiencies Pro Forma

Arranged

Acquisition (US$575 mm Secured Term Loan and US$85 mm Secured Credit Facility) Completed US$30 mm transferable rights offering at

C$3.19 per share (backstopped by JLL) Reported Pro Forma

EBITDA EBITDA

Banner provides the Company with access to a portfolio of 60+ soft gel products, 7 proprietary technologies and extensive pipeline of 27 products Increases capabilities / scale in complex dosage formats

Source: Company filings, Financial Forecast

Financial Forecast Adjusted EBITDA incorporates the Banner acquisition, in addition to savings from various OE initiatives across all business segments

PROJECT CALCULUS 7

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Consolidated Financial Perspectives

Both historical figures and Financial Forecast are shown pro forma the acquisition of Banner; corporate expenses allocated to segments pro-rata revenue

PF Revenue Growth (31-Oct Year End) PF Adjusted EBITDA Growth (31-Oct Year End)

(US$ millions)

CMO PDS Banner (US$ millions)

CAGR ‘10A-‘13E ‘13E-‘17E CMO PDS Banner Margin

CAGR ‘10A-‘13E ‘13E-‘17E

CMO 6.3% 6.4% CMO 24.1% 13.0% 20.8%

PDS 5.3% 7.0% $1,376 19.9%

PDS 4.4% 11.1% 18.9% Banner 2.4% 7.8% $1,295 Banner 6.5% 13.9% 17.8% $1,218 $287

Total 5.2% 6.8% $1,144 Total 15.2% 12.7% 16.8% $257

344 49 $1,057 322 $230 $1,020 $961 277 299 12.8% 43 $909 $204 269 255 182 193 11.4% 11.3% 38 57

EBITDA $178

261 171 33 52 237 162 Revenue 138 147 29 48 127 44

126 $116 $115 37

Adjusted $110

24 17 15

792 840 181

705 747 21 26 162

613 655 33 144 545 573 127

111

71 74

58

FY2010A FY2011A FY2012A PF FY2014E FY2015E FY2016E FY2017E FY2010A FY2011A FY2012A PF FY2014E FY2015E FY2016E FY2017E FY2013E FY2013E

Other Key Metrics

Capex (1) $48.8 $44.5 $48.5 $49.2 $53.1 $56.3 $59.7 $63.2 Capex / Revenue 5.4% 4.6% 4.8% 4.7% 4.6% 4.6% 4.6% 4.6%

Source: Company data, Financial Forecast

Note: Historical data shown PF Banner as per “2.1.4 Banner_Historical PL.xlsx”; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution.

Meaningful revenue growth expected EBITDA growth and margin expansion to be driven by in all business segments Operational Excellence and Banner acquisition

PROJECT CALCULUS 8

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO RVS Price & Capitalization Price & Volume Analysis Summary Statistics Volume Price Peer Group (Indexed) Capitalization(1) $10.00 Reports Q3/13 results; adjusted 5 EBITDA of $41.0 mm vs. consensus Current At Offer of $41.4 mm JLL Offer Price (US$8.25 / C$8.57) RVS Price (C$ / sh) $6.13 $8.57 Reports Q2/13 results; adjusted RVS Price (1.0386x) (US$ / sh) $5.90 $8.25 EBITDA of $34.4 mm, more than (2) $8.00 double of Q2/12 4 F.D. Shares (mm) 146.9 148.3 JLL offer at US$2.00 per share Reports Q1/13 results; adjusted F.D. Market Cap (US$ mm) $867 $1,224 EBITDA of $19.8 mm compared to Directors advise shareholders to ($1.9) mm in Q1/12 Add: Face Value of Debt (US$ mm) 621 621 reject the JLL offer (3) Add: Pref. Shares (US$ mm) — — Non-binding proposal from Lonza $ ) Group AG at US$3.55 per share Reports F2012 results; adjusted $6.00 EBITDA of $71.1 mm, an increase of 3 Add: Fair Value of FX Liab. (US$ mm) 3 3 (C 7.1% from prior FY Volume Add: AT Pension Liability (US$ mm) 29 29 Price Announces acquisition of Banner Pharmacaps for US$255 mm Less: Cash (US$ mm) (41) (41)

(4) RVS Less: Investments (US$ mm) (9) (9) $4.00 JLL takes up 33.9 mm shares of Stock continued to decline due to 2 (millions) Patheon slow implementation of growth Enterprise Value (US$ mm) $1,470 $1,827 intiatives and continued restruturing costs Leverage(5) Debt / ‘14E EBITDA (ratio) 3.6x Share price has Net Debt / ‘14E EBITDA (ratio) 3.4x $2.00 1 Lonza Group withdrawls proposal significantly outperformed due to new management’s Market Data (Exchange: Toronto) execution of Operational Announces independent valuation of Appoints Excellence Intiative plans 52-Week High (C$ / sh) $6.80 US$4.20 to US$5.00 per share James C. Mullen as CEO (C$5.29 to C$6.30) 52-Week Low (C$ / sh) $3.00 20-Day VWAP (C$ / sh) $6.38 11-Oct-08 11-Oct-09 11-Oct-10 11-Oct-11 11-Oct-12 11-Oct-13 90-Day VWAP (C$ / sh) $6.12 1-Year Avg. Daily Vol (k) 45 Actual Adjusted EBITDA Margins Source: Company data, Company filings, FactSet and Select Street Research Note: Peer Group consists of Albany Molecular Research, Biocon, Cambrex, Cangene, Charles River, Covance, ICON, Jubliant, Lonza, Parexel, Quintiles and 18.1% WuXi. 17.1% 16.3% 17.0% 15.7% 14.5% 16.1% 15.4% 1. Balance sheet as at 31-Jul-13 13.5% 12.7% 12.1% 2. Treasury stock method applied 10.4% 8.7% 9.1% 9.3% 3. Preferred Shares are non-transferrable, have no dividend and a wind up value 8.2% 7.6% 8.0% 6.0% 6.0% of C$0.0001 4. 18% interest in two Italian entities known as BSP Pharmaceuticals, as well as (1.2%) immaterial interests in certain U.S. retirement plans 5. Based on Street Consensus FY2014E EBITDA of US$172.8 mm, as CY2014E Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2008 2009 2010 2011 2012 2013 is not available PROJECT CALCULUS 9

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Total Return Relative Performance

2011 2012 2013 YTD

CRO CMO

Cambrex 39% Patheon 167% Albany Molecular 139%

S&P 500—Health Care 13% Albany Molecular 80% Wuxi PharmaTech 85% Parexel International (2%) ICON 62% Patheon 76%

S&P/TSX (11%) Cambrex 58% Parexel International 73% Covance (11%) Parexel International 43% Lonza 56% ICON (22%) Wuxi PharmaTech 43% Covance 48%

Charles River (23%) Charles River 37% ICON 43%

Lonza (24%) Covance 26% S&P 500—Health Care 30% Wuxi PharmaTech (32%) Jubilant Life Sciences 23% Cambrex 30% Cangene (36%) S&P 500—Health Care 18% Cangene 30% Biocon S&P/TSX 10% Charles River 22%

(45%)

Biocon 3% Biocon 8%

Patheon (46%)

Cangene (4%) S&P/TSX 2%

Jubilant Life Sciences (46%)

Lonza (5%) Jubilant Life Sciences (68%)

Albany Molecular (48%)

Source: FactSet

Note: Total return analysis includes impact of dividends paid; returns shown in US$.

Patheon has outperformed its peers over the last two years on the back of Operational Excellence initiatives and the Banner acquisition

PROJECT CALCULUS 10

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Research Analyst Perspectives Research Analysts Price Targets Current Research Analyst Themes Broker Date Target Price Business Transformation Gaining Momentum TD Newcrest 09-Sep-13 $8.00 Continued momentum highlighted by strong Q3/13 revenue and adjusted EBITDA performance Euro Pacific Canada 06-Sep-13 7.50 Justification for trading multiple expansion with growth and profitability performance expected to be in RBC Capital Markets 05-Sep-13 7.00 line with CRO peer group Median (C$) $7.50 Expectations of Continued Margin Expansion Current Share Price (C$) $6.13 Looking forward, opportunities for significant cost savings, contributed from Banner M&A synergies and Premium (Discount) to Share Price 22.3% the wind down of certain facilities in Alberta and Puerto Rico Sell Hold Buy Further upside exists as management continues to integrate and optimize Banner Positive Industry Trends to Continue Well positioned to take advantage of increased R&D spending as global economic recovery continues Both the CMO and CRO industries are performing well in the current macro-environment Large pharmaceutical companies continue to increase outsourcing of product development and manufacturing processes Target Price Methodology Peer Research Analysis Sell Hold Buy 3 1 12 12 23 3 15 16 17 19 19 15 2 22% 11% (4%) 165% 7% 29% 12% 14% 21% 6% 9% (6%) 4% 25% 8% 7% 6% 6% 5% 11% 13% 17% 27% 33% 27% 31% 35% 42% 63% 100% 100% 73% 100% 75% 75% 73% 67% 67% 63% 59% 53% 26% 13% Life ICON River Patheon Albany Molecular Research Wuxi PharmaTech Jubilant Sciences Biocon Cambrex Parexel International Quintiles Transnational Holdings Covance Charles Laboratories Lonza Cangene Source: FactSet and select Street Research • Number of Research Analysts in Coverage Universe Note: Total number of research analysts include brokers with unknown ratings. • Target Price Premium / (Discount) to Current Stock Price PROJECT CALCULUS 11

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Ownership Summary

Shareholder Registry Holdings by Investor Class

Investor Information Current Holdings Investor Name Country Style WAC Basic

(USD) (mm) (%)

Top Strategic & Insider

JLL Partners 78.5 55.7% Joaquin Viso 11.7 8.3% James Mullen 2.3 1.6% Others 0.8 0.6%

Top 10 Institutions

CI Investments Canada GARP $3.86 10.7 7.6% OppenheimerFunds United States Growth 3.64 2.6 1.8%

TDAM USA Canada Yield 4.29 2.0 1.4% Source: FactSet and Company filings

Hesperian Capital Management Canada Growth 3.96 1.7 1.2% Altrinsic Global Advisors LLC United States Value 4.26 1.4 1.0%

Fiera Capital Corp. Canada GARP 4.92 1.2 0.9% Institutional Holdings by Country AGF Investments Canada Growth 3.66 0.3 0.2% Dimensional Fund Advisors United States Value 2.42 0.1 0.1% AXA Rosenberg Investment Management Canada GARP 3.66 0.0 0.0% Picton Mahoney Asset Management Canada Yield 3.60 0.0 0.0% Other Identified Institutions 0.0 0.0%

Summary

Strategic & Insider 93.3 66.2% Institutional Holders 20.1 14.3% Unidentified Institutional & Retail 27.5 19.5%

Total Basic Shares Outstanding 140.9 100.0%

Options 11.0

Total F.D. Shares Outstanding F.D. ITM Shares Outstanding of 146.9 Using Treasury Method 151.9

Source: FactSet and Company filings

Source: FactSet and Company filings Note: Weighted average cost base (WAC) estimated based on quarterly position changes and average prices since 31-Dec-00; directional arrows indicate change

Note: United Kingdom holds 0.3% of institutional holdings in holder position over most recent quarter. F.D. shares outstanding does not assume use of treasury method.

66% of Patheon’s stock is controlled by JLL and other Insiders

PROJECT CALCULUS 12

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Comparable Trading Performance Over Time

Median Consensus Average EV / NTM EBITDA

Patheon CMO Peer Average CRO Peer Average

16.0x

14.0x

12.0x

10.9x

10.0x

8.7x

8.0x 7.5x

6.0x

4.0x

2.0x

—

31-Oct-08 30-Apr-09 31-Oct-09 30-Apr-10 31-Oct-10 30-Apr-11 31-Oct-11 30-Apr-12 31-Oct-12 30-Apr-13

Source: FactSet

Note: Estimates taken monthly and based on Street Consensus; CMO Peer Average consists of the average multiple of Albany Molecular Research, Biocon, Cambrex, Cangene, Jubilant Life Sciences and Lonza Group; CRO Peer Average consists of the average multiple of Charles River Laboratories, Covance, Quintiles, Parexel, ICON and WuXi

Patheon has historically traded at a discount to its CMO and CRO peers; and now trades between its CMO and CRO peers

PROJECT CALCULUS 13

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

Consolidated Forecast CMO Forecast PDS Forecast Banner Forecast Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Background to the Financial Forecast

BMO was provided a financial forecast (the “Financial Forecast”) Financial Forecast Assumptions from the Company, which has formed the basis for these perspectives Segment build-up (CMO, PDS, Banner and Corporate)

General Four year forecast period, FY2014E – FY2017E (the “Forecast

BMO’s review has Period”) As part of of the Financial Forecast, BMO participated in detailed discussions with certain members of the Segment revenue is based on a detailed customer-by-customer Company’s management team, including: product build-up for FY2014E

Revenue

FY2015E – FY2017E based on estimated industry growth rates

A guided review of the Financial Forecast design on Friday and segment market share September 20, 2013;

A discussion focused on Management’s key Financial Standard product costing model with various operating efficiencies

COGS implied throughout the Forecast Period

Forecast assumptions on Tuesday September 24, 2013; A formal in-person Management Presentation on

Wednesday October 2, 2013, which included discussions on Based on historical levels and assumed to be a fixed percentage

SG&A of sales throughout the Forecast Period

Financial Forecast assumptions; and

Discussions focused on tax and other Financial Forecast Based on historical levels of capital intensity assumptions on October 4, 2013 and October 8, 2013 Maintenance vs. growth expenditures based on historical Capex levels

In addition to discussions with the Company’s management, Growth capex relates to new products; no acquisitions contemplated in Financial Forecast

BMO has also considered the Financial Forecast from the Cash tax rate of 20% through the Forecast Period perspective of publicly traded companies with similar operating characteristics and third party industry benchmarking research Tax Weighted average of statutory tax rates for Company’s profitable and taxable entities (incorporates NOLs / tax assets and other tax shields)

Net

Fixed percentage of revenue (14%) based on historical levels, pro

Working forma Banner acquisition

Capital

PROJECT CALCULUS 15

For discussion purposes only—Not to be distributed to third parties without consent of BMO Consolidated Financial Forecast Summary Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E CMO Revenue $545 $573 $613 $655 $705 $747 $792 $840 6.3% 6.4% PDS Revenue $126 $127 $138 $147 $162 $171 $182 $193 5.3% 7.0% Banner Revenue $237 $261 $269 $255 $277 $299 $322 $344 2.4% 7.8% Consolidated Revenue $909 $961 $1,020 $1,057 $1,144 $1,218 $1,295 $1,376 5.2% 6.8% % Growth — 5.7% 6.2% 3.5% 8.3% 6.5% 6.4% 6.2% Cost of Goods Sold (excl. D&A) Growth rate Raw Materials $220 $233 $252 $247 $268 $287 $306 $325 in-line with Inventory/API Provisions $8 $11 $12 $10 $10 $11 $12 $13 industry Direct Labor $103 $111 $123 $117 $127 $135 $143 $152 forecasts Factory Overhead $209 $228 $233 $214 $225 $234 $243 $252 Quality $76 $82 $86 $83 $88 $92 $96 $101 Technical Affairs / PDSS $46 $50 $50 $48 $51 $53 $56 $60 Total Cost of Goods Sold (excl. D&A) $660 $713 $756 $719 $769 $812 $856 $902 2.9% 5.8% COGS (% of revenue) 72.6% 74.3% 74.1% 68.1% 67.2% 66.6% 66.1% 65.6% Gross Margin (excl. D&A) $249 $247 $265 $337 $375 $406 $439 $474 10.7% 8.9% Gross Margin (%) 27.4% 25.7% 25.9% 31.9% 32.8% 33.4% 33.9% 34.4% SG&A (excl. D&A and stock comp) $122 $128 $136 $145 $156 $160 $165 $169 5.8% 4.0% SG&A (% of revenue) 13.5% 13.3% 13.3% 13.7% 13.6% 13.2% 12.7% 12.3% R&D $12 $15 $14 $14 $15 $16 $17 $18 Other Expense (Income) ($2) ($5) $0 $0 — — — — Adj. EBITDA $116 $110 $115 $178 $204 $230 $257 $287 15.2% 12.7% % Margin 12.8% 11.4% 11.3% 16.8% 17.8% 18.9% 19.9% 20.8% Total D&A $64 $63 $50 $52 $52 $55 $58 $62 Adj. EBITDA margins are Adj. EBIT $52 $46 $65 $126 $152 $175 $199 $225 comparatively higher % Margin 5.7% 4.8% 6.4% 12.0% 13.3% 14.4% 15.4% 16.3% versus historicals and peer margins Capital Expenditure Growth $20 $23 $26 $27 $29 $31 $33 $35 Maintenance $28 $21 $23 $22 $24 $25 $26 $28 Total $49 $44 $49 $49 $53 $56 $60 $63 0.3% 6.5% Capex (% of sales) 5.4% 4.6% 4.8% 4.7% 4.6% 4.6% 4.6% 4.6% Growth Capex (% of capex) 41.8% 52.2% 53.5% 55.2% 55.4% 55.6% 55.7% 55.9% NWC (% of sales) 6.6% 9.0% 6.7% 14.0% 14.0% 14.0% 14.0% 14.0% Source: Financial Forecast Note: Historical data shown PF Banner as per “2.1.4 Banner_Historical PL.xlsx”; 2013E shown PF impact from OE savings, site closures, unrealized Banner synergies and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution. EBITDA margins expanding from 17% to 21%, with capex increasing to $63 million by FY2017E PROJECT CALCULUS 16 cussion purposes only—Not to be distributed to third parties without consent of BMO Financial Forecast Versus Street Estimates Revenue (31-Oct Year End) Adjusted EBITDA (31-Oct Year End) (US$ millions) (US$ millions) Financial Forecast Street Consensus Financial Forecast Street Consensus $1,218 Financial Forecast Margin Street Margin $1,144 $230 $1,122 $204 $1,057 $1,014 $178 $173 US$149 mm $141 18.9% 17.8% EBITDA 16.8% Margin at 14.2% 15.4% US$149 mm 13.9% n.a. n.a. PF FY2014E FY2015E PF FY2014E FY2015E FY2013E FY2013E Source: Financial Forecast, select Street research Patheon’s Financial Forecast is relatively in line with street estimates at the revenue level, but more aggressive with respect to EBITDA growth and margin PROJECT CALCULUS 17

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Industry Perspectives

Benchmarking Industry Growth Statistics

Financial Forecast 2012A—2017E Industry Growth Forecasts –

Third Party Research Forecasts Revenue CAGR By Segment Patheon Management Presentation

Revenue EBITDA CMO

19.7% 16.9% 25.9% Patheon CMO

Revenue CAGR (‘12A-‘17E): 6.5% PDS CRO

Patheon Banner Revenue

CAGR (‘12A-‘17E): 5.1% Patheon PDS Revenue CAGR (‘12A-‘17E): 6.8%

11.0%

9.0%

6.8% 7.0% 7.0% 6.6%

6.5% 6.0% 6.3% 6.1% 5.5% 6.3%

5.1%

3.4%

CMO PDS Banner 2012A—2017E 2012A—2016E 2012A—2014E 2010A—2018E 2012A—2017E 2011A— 2016E 2011A—2016E 2012A—2017E 2012A—2016E 2013E—2016E 2010A-2015E CMO PDS U.S. Soft-Gel GBI Research Frost & Sullivan PharmSource PharmSource Jefferies Parexel Sterne Agee Wells Fargo

Industry Competitive Landscape

Contract Manufacturing Outsourcing Pharmaceutical Development Services Soft-Gel Drug Delivery

32%

11% All 10% Others

All

Others 5% 73% 9% All 16%

79% Others

5% 41%

8%

11%

$14B Market Size (2012A) $2B Market Size (2012A) $6B Market Size (U.S.) (2012A)

Sources: Company filings; Company confidential information package; Company management presentation; Company market intelligence presentation; “Global Pharmaceutical Contract Manufacturing Market,” Frost & Sullivan, August 2013; GBI Research, April 2012; Jefferies equity research, March 2013; Wells Fargo equity research, September 2011; Sterne Agee equity research, June 2013; and PAREXEL International Investor Day Presentation, June 2013.

PROJECT CALCULUS 18

FT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Business Mix Perspectives US$ millions PF 2010A PF 2013E 2017E FY2010A—$909 FY2013E—$1,057 FY2017E—$1,376 26% 24% 25% CMO PDS 60% 62% 61% Revenue Banner 14% 14% 14% FY2010A—$116 FY2013E—$178 FY2017E—$287 16% 17% EBITDA 21% CMO PDS 51% 20% Banner 21% 63% 63% Adjusted 28% Source: Company data, Financial Forecast Note: 2010A is shown PF Banner acquisition. Patheon’s business mix is forecasted to remain relatively stable during the Forecast Period PROJECT CALCULUS 19

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

Consolidated Forecast CMO Forecast PDS Forecast Banner Forecast Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO CMO – Financial Forecast Themes Favorable Global Diversification Strong Visibility / Long Contract Cycle 300+ PRODUCTS ACROSS 125 CUSTOMERS – MINIMAL CONCENTRATION ~97% OF 2014 FORECAST UNDER CONTRACT Revenue by Product (YTD 2Q’13) Revenue by Customer(1) (2014E) Revenue Under Contract 97% 80% 65% 2014E 2015E 2016E Source: Company data 1. 2014E customer details for revenue under contract Source: Data per management estimates provided on October 1, 2013 Customer base spanning large pharma to emerging biotech Good visibility to short-term revenue and gross margin forecast Comprehensive Manufacturing Capabilities Product Mix Provides Sustainable Gross Margins SPECIALIZED CAPABILITIES PROVIDE COMPETITIVE ADVANTAGE DOSAGE FORMS WEIGHTED TOWARDS HIGHLY PROFITABLE PRODUCTS PhIII ORAL Complex ORAL Patheon can make 50% Sterile Compounds Compounds Patheon cannot make 45% Lyo Vials(1) (261) (108)(1) Non-Sterile Cytotoxic 40% Other Sterile Vaccine (2) 35% Complex Sterile Liquid Vials 30% Pre-Filled Syringes Controlled Substance AVG. CMO GROSS MARGIN (41%) Margin 25% Capsules Non-Coated Tablets Coated Tablets Controlled Release 20% Other Non-Sterile Hormone Gross 15% Biologic Product #365 10% Powders / Granulations Simple Potential High Potency (59%) 5% Fixed Dose Combination Sterile Liquid Ampoules 0% Potential Low Solubility 050 100 150 200 Revenue ($M)(3) Orals Complex Source: Company data Source: Company data 1. Excludes Product #365 (lyo vial); 2. Gross margin based on 2013 budget and standard costs, excluding D&A and other / 1. Select compounds may be included in more than one category pro forma adjustments; 3. Excludes other / miscellaneous revenue Capability to produce 98% of PhIII oral compounds with known formulation Expanding mix to high-margin sterile products PROJECT CALCULUS 21

RAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO CMO – Financial Summary Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E Revenue $545 $573 $613 $655 $705 $747 $792 $840 6.3% 6.4% % Growth — 5.0% 7.1% 6.8% 8.0% 6.0% 6.0% 6.0% Growth rate Cost of Goods Sold (excl. D&A) in-line with Raw Materials $123 $122 $135 $142 $153 $162 $172 $182 Inventory/API Provisions $6 $8 $9 $7 $8 $8 $9 $10 industry Direct Labor $76 $80 $91 $91 $98 $104 $110 $117 forecasts Factory Overhead $153 $164 $168 $159 $165 $170 $175 $181 Quality $50 $52 $57 $57 $61 $63 $66 $69 Technical Affairs / PDSS $4 $4 $3 $5 $5 $5 $5 $5 Total Cost of Goods Sold (excl. D&A) $412 $430 $463 $461 $489 $513 $537 $563 3.8% 5.1% COGS (% of revenue) 75.6% 75.2% 75.6% 70.5% 69.4% 68.6% 67.8% 67.1% Gross Margin (excl. D&A) $133 $142 $150 $193 $216 $235 $255 $277 13.3% 9.4% Gross Margin (%) 24.4% 24.8% 24.4% 29.5% 30.6% 31.4% 32.2% 32.9% SG&A (excl. D&A and stock comp) $59 $58 $54 $57 $59 $60 $62 $63 3.9% 3.7% CMO business is SG&A (% of revenue) 13.5% 12.8% 12.3% 12.6% 12.6% 12.2% 11.7% 11.4% the main driver of consolidated R&D EBITDA Other Expense (Income) $1 ($2) $1 ($0) expansion and Segment Adj. EBITDA $72 $86 $95 $136 $157 $174 $193 $213 23.5% 11.9% FCF generation % Margin 13.3% 15.1% 15.5% 20.8% 22.3% 23.3% 24.4% 25.4% Corporate G&A Allocation ($14) ($15) ($21) ($25) ($30) ($31) ($31) ($32) Segment Adj. EBITDA (Post-Allocation) $58 $71 $74 $111 $127 $144 $162 $181 24.1% 13.0% % Margin 10.7% 12.4% 12.0% 17.0% 18.0% 19.2% 20.4% 21.6% Total D&A $49 $46 $35 $32 $35 $37 $39 $42 Adj. EBIT $9 $25 $39 $79 $92 $107 $123 $140 % Margin 1.7% 4.3% 6.3% 12.0% 13.0% 14.3% 15.5% 16.6% Capital Expenditure Growth $9 $13 $17 $20 $22 $23 $24 $26 Maintenance $19 $10 $12 $15 $16 $17 $18 $19 Total $27 $23 $30 $35 $38 $40 $42 $45 8.5% 6.5% Capex (% of sales) 5.0% 4.0% 4.8% 5.3% 5.3% 5.3% 5.3% 5.3% Growth Capex (% of capex) 31.6% 57.4% 58.5% 57.6% 57.6% 57.6% 57.7% 57.8% Source: Financial Forecast Note: 2013E shown PF impact from OE savings, Caugas site closure and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution. EBITDA margins expanding from 17% to 22%, with capex increasing to $45 million by FY2017E PROJECT CALCULUS 22

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO CMO – Benchmarking the Financial Forecast Revenue Growth EBITDA(1) Growth Historical (2010A – 2012A CAGR) Estimates (2012A – 2014E CAGR) Historical (2010A – 2012A CAGR) Estimates (2012A – 2014E CAGR) 12.8% 31.2% 8.4% 7.2% 6.0% 13.8% 12.5% 10.4% Patheon CMO Median of (2) Patheon CMO Median of (2) Patheon CMO Median of (2) Patheon CMO Median of (2) Comparable CMOs Financial Forecast Comparable CMOs Comparable CMOs Financial Forecast Comparable CMOs EBITDA(1) Margin Capital Intensity(3) 2012A 2014E 2012A 3 Yr Avg 2014E 2014E 20.5% 18.9% 18.0% 8.0% 7.0% 12.0% 5.3% 4.8% Patheon CMO Median of Patheon CMO Median of Patheon CMO Median of Patheon CMO Median of (2) (2) (2) (2) Comparable CMOs Financial Forecast Comparable CMOs Comparable CMOs Financial Forecast Comparable CMOs Source: Company filings, Financial Forecast 1. Excludes synergies and repositioning expenses 2. Average of CMOs based on calendarized financial metrics. CMOs include Albany Molecular Research, Biocon, Cambrex, Cangene, Jubilant Life Sciences and Lonza Group 3. Capital intensity defined as capital expenditures divided by revenue Patheon EBITDA growth outpacing peers; growth driven by OE initiatives that expand EBITDA margins to be more in-line with peers PROJECT CALCULUS 23

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

Consolidated Forecast CMO Forecast PDS Forecast Banner Forecast Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

PDS – Financial Forecast Themes

Significant Diversification Project-Based / CRO-Like Visibility

450+ PROJECTS ACROSS 260 CUSTOMERS – MINIMAL CONCENTRATION LESS CERTAINTY OF REVENUE GIVEN PROJECTS SIZE / TERM

Revenue by Product (YTD Q2’13) 2014E PDS Revenue

Source: Company data Source: Company data

Full Spectrum of Drug Development Services Strong Pipeline of New Business

COMPREHENSIVE OFFERING CREATES A “ONE-STOP SHOP” +$100 mm BACKLOG SUPPORTS A CRITICAL SOURCE OF CMO BUSINESS

Clinical trial material manufacturing and packaging PDS Backlog CMO Revenue by Source

+$100 0+MM mm

Pre-formulation Analytical development Formulation Stability Scale-up and validation

Product registration PDS Backlog

Source: Data per management estimates provided on October 1, 2013

28 NMEs worldwide since 2001 >1/3 of CMO business originates in PDS – ‘sticky’ business model

PROJECT CALCULUS 25

For discussion purposes only—Not to be distributed to third parties without consent of BMO PDS – Financial Summary Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E Revenue $126 $127 $138 $147 $162 $171 $182 $193 5.3% 7.0% % Growth — 1.2% 8.7% 6.1% 10.0% 6.0% 6.0% 6.0% Cost of Goods Sold (excl. D&A) Growth rate Raw Materials $1 $1 $2 $2 $2 $2 $2 $2 in-line with Inventory/API Provisions $0 $0 $0 $0 $0 $0 $0 $0 industry Direct Labor $5 $6 $6 $7 $7 $8 $8 $9 forecasts Factory Overhead $20 $23 $23 $22 $24 $25 $27 $28 Quality $10 $12 $11 $10 $11 $12 $12 $13 Technical Affairs / PDSS $41 $46 $46 $44 $46 $48 $51 $54 Total Cost of Goods Sold (excl. D&A) $77 $88 $89 $85 $91 $96 $101 $107 3.1% 5.9% COGS (% of revenue) 61.5% 69.1% 64.2% 57.8% 56.0% 55.9% 55.7% 55.5% Gross Margin (excl. D&A) $48 $39 $49 $62 $71 $76 $81 $86 8.5% 8.4% Gross Margin (%) 38.5% 30.9% 35.8% 42.2% 44.0% 44.1% 44.3% 44.5% SG&A (excl. D&A and stock comp) $14 $17 $19 $20 $20 $21 $21 $22 13.0% 3.5% SG&A (% of revenue) 13.9% 15.7% 16.9% 17.2% 16.7% 16.1% 15.6% 15.0% R&D — — — — — — — — Other Expense (Income) ($2) ($1) $0 ($0) — — — — Segment Adj. EBITDA $36 $24 $31 $43 $51 $55 $59 $64 4.4% 11.1% % Margin 28.6% 18.9% 22.2% 29.1% 31.5% 32.1% 32.7% 33.3% Corporate G&A Allocation ($3) ($3) ($5) ($6) ($7) ($7) ($7) ($7) Segment Adj. EBITDA (Post-Allocation) $33 $21 $26 $37 $44 $48 $52 $57 4.4% 11.1% % Margin 26.0% 16.2% 18.8% 25.3% 27.3% 28.0% 28.8% 29.5% Total D&A $6 $6 $5 $4 $4 $5 $5 $5 PDS segment continues to be Adj. EBIT $27 $15 $21 $33 $40 $43 $47 $51 Patheon’s highest margin segment % Margin 21.3% 11.7% 15.3% 22.6% 24.5% 25.3% 26.0% 26.7% Capital Expenditure Growth $7 $5 $3 $3 $4 $4 $4 $5 Maintenance $2 $4 $2 $3 $3 $3 $3 $3 Total $9 $9 $5 $6 $7 $7 $7 $8 (11.5%) 7.0% Capex (% of sales) 6.9% 6.9% 3.4% 4.1% 4.1% 4.1% 4.1% 4.1% Growth Capex (% of capex) 78.3% 55.3% 68.3% 57.6% 57.6% 57.6% 57.7% 57.8% Source: Financial Forecast Note: 2013E shown PF impact from OE savings and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution. EBITDA margins expanding from 25% to 30%, with capex increasing to $8 million by FY2017E PROJECT CALCULUS 26

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

PDS – Benchmarking the Financial Forecast

Revenue Growth EBITDA(1) Growth

Historical (2010A – 2012A CAGR) Estimates (2012A – 2014E CAGR) Historical (2010A – 2012A CAGR) Estimates (2012A – 2014E CAGR)

11.0%

9.7%

8.1% 30.3%

4.8% 20.5%

11.1%

Patheon PDS Median of Patheon PDS Median of Patheon PDS Median of Patheon PDS Median of

(2) (2) (2) (2)

Comparable CROs Financial Forecast Comparable CROs Comparable CROs Financial Forecast Comparable CROs (10.9%)

EBITDA(1) Margin Capital Intensity(3)

2012A 2014E 2012A 3 Yr Avg 2014E 2014E

27.3%

18.8%

16.1%

12.6%

3.4% 4.1% 4.1% 4.5%

Patheon PDS Median of (2) Patheon PDS Median of (2) Patheon PDS Median of Patheon PDS Median of

(2) (2)

Comparable CROs Financial Forecast Comparable CROs Comparable CROs Financial Forecast Comparable CROs

Source: Company filings, Financial Forecast

1. Excludes synergies and repositioning expenses

2. Average of CROs based on calendarized financial metrics. CROs include Charles River Laboratories, Covance, Quintiles, Parexel, ICON and WuXi

3. Capital intensity defined as capital expenditures divided by revenue

Patheon’s OE initiatives driving margin outperformance versus peers

PROJECT CALCULUS 27

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

Consolidated Forecast CMO Forecast PDS Forecast Banner Forecast Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Banner – Financial Forecast Themes

Significant Revenue from Existing Customers / Products Favorable Product Portfolio

80% OF 2014 REVENUE PROJECTED FROM EXISTING BUSINESS 70+ PRODUCTS IN PORTFOLIO ACROSS 60 CUSTOMERS (MANY OWNED)

tail Largely private label OTC and nutritional products 7 proprietary soft-gel technologies

Source: Company data

Stable, recurring stream of revenue diversified across geographic footprint High margin proprietary technology portfolio in soft-gels

Product Concentration Strong Pipeline of New Products

RISK OF PRODUCT CONCENTRATION RELATIVE TO OTHER SEGMENTS IMPROVED BUSINESS MIX TOWARDS HIGHER MARGIN RX PRODUCTS

Revenue by Product (2014E)

Product Filing Date Expected Approval

Rx December 2010 November 2013 OTC June 2011 January 2014 Rx January 2011 January 2014 Rx November 2012 November 2015 Rx May 2010 January 2017

Source: Company data Source: Company data

Pipeline of 27 Rx, OTC and nutritional products

PROJECT CALCULUS 29

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Banner – Financial Summary Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E Revenue $237 $261 $269 $255 $277 $299 $322 $344 2.4% 7.8% % Growth 8.5% 9.9% 3.1% (5.2%) 8.7% 8.0% 7.5% 7.0% Cost of Goods Sold (excl. D&A) Strong growth through Raw Materials $96 $110 $115 $103 $114 $123 $132 $141 soft-gel product Inventory/API Provisions $2 $2 $2 $2 $2 $2 $3 $3 launches in large and Direct Labor $22 $25 $26 $20 $21 $23 $25 $27 growing markets Factory Overhead $35 $40 $42 $33 $35 $38 $41 $43 Quality $16 $18 $19 $15 $16 $17 $18 $19 Technical Affairs / PDSS — — — — — — — — Total Cost of Goods Sold (excl. D&A) $170 $195 $203 $173 $189 $203 $218 $232 0.5% 7.7% COGS (% of revenue) 71.8% 74.8% 75.6% 67.9% 68.1% 67.9% 67.7% 67.5% Gross Margin (excl. D&A) $67 $66 $65 $82 $88 $96 $104 $112 7.0% 8.1% Gross Margin (%) 28.2% 25.2% 24.4% 32.1% 31.9% 32.1% 32.3% 32.5% SG&A (excl. D&A and stock comp) $25 $28 $28 $28 $28 $30 $31 $32 6.0% 4.7% SG&A (% of revenue) 13.2% 13.5% 13.8% 14.7% 14.5% 14.0% 13.5% 13.1% R&D $12 $15 $14 $14 $15 $16 $17 $18 Other Expense (Income) ($1) ($1) ($1) $1 — — — — Segment Adj. EBITDA $30 $24 $25 $39 $45 $50 $56 $62 6.5% 13.9% % Margin 12.7% 9.3% 9.2% 15.2% 16.2% 16.9% 17.5% 18.0% Corporate G&A Allocation ($6) ($7) ($9) ($10) ($12) ($12) ($13) ($13) Segment Adj. EBITDA (Post-Allocation) $24 $17 $15 $29 $33 $38 $43 $49 6.5% 13.9% % Margin 10.1% 6.6% 5.7% 11.4% 11.9% 12.7% 13.5% 14.2% Total D&A $9 $10 $10 $12 $11 $12 $13 $14 Adj. EBIT $15 $7 $6 $17 $22 $26 $30 $35 Operational improvements driving EBITDA % Margin 6.3% 2.8% 2.2% 6.8% 7.9% 8.7% 9.4% 10.1% margin expansion in Banner segment Capital Expenditure Growth $5 $5 $5 $4 $4 $4 $5 $5 Maintenance $7 $7 $7 $3 $3 $3 $3 $4 Total $12 $12 $13 $6 $7 $7 $8 $9 (18.2%) 7.7% Capex (% of sales) 4.9% 4.6% 4.8% 2.5% 2.5% 2.5% 2.5% 2.5% Growth Capex (% of capex) 42.7% 42.5% 42.2% 57.6% 57.6% 57.6% 57.7% 57.8% Source: 2.1.4 Banner_Historical PL.xlsx, Financial Forecast Note: Historical COGS breakdown based on 2013E COGS split; 2013E shown PF impact from unrealized Banner synergies, OE savings, Olds site closure and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution EBITDA margins expanding from 11% to 14%, with capex increasing to $9 million by FY2017E PROJECT CALCULUS 30

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Banner – Benchmarking the Financial Forecast

Revenue Growth EBITDA(1) Growth

Historical (2010A – 2012A CAGR) Estimates (2012A – 2014E CAGR) Historical (2010A – 2012A CAGR) Estimates (2012A – 2014E CAGR)

12.8%

46.3% 8.4% 6.4%

13.8% 10.4% 1.5%

Patheon—Banner Average of Patheon Banner Average of Patheon—Banner Average of Patheon Banner Average of (2) (2) Comparable CMOs(2) Financial Forecast Comparable CMOs(2) Comparable CMOs Financial Forecast Comparable CMOs (19.9%)

EBITDA(1) Margin Capital Intensity(3)

2012A 2014E 2012A 3 Yr Avg 2014E 2014E

20.5% 18.9%

8.0%

7.0% 11.9% 4.8% 5.7% 2.5%

Patheon—Banner Average of (2) Patheon Banner Average of (2) Patheon—Banner Average of Patheon Banner Average of

(2) (2)

Comparable CMOs Financial Forecast Comparable CMOs Comparable CMOs Financial Forecast Comparable CMOs

Source: Company filings, Financial Forecast

1. Excludes synergies and repositioning expenses

2. Average of CMOs based on calendarized financial metrics. CMOs include Albany Molecular Research, Biocon, Cambrex, Cangene, Jubilant Life Sciences and Lonza Group

3. Capital intensity defined as capital expenditures divided by revenue.

Short term revenue CAGR artificially low due to subpar 2013 – revenue CAGR at ~8% throughout Forecast Period; Capital Intensity lower than peers as Patheon’s focus is on applying OE initiatives to expand margins

PROJECT CALCULUS 31

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

Consolidated Forecast CMO Forecast PDS Forecast Banner Forecast Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Foreign Exchange Considerations

Financial Forecast was built with a flat FX assumption, based on 2013 YTD exchange rates as at June 2013

Foreign Exchange Historical and Forecast Foreign Exchange Sensitivity – 2014E

USD / EUR (1)

2013 2017 US$ millions At Original Rates Impact of Mark-to-Consensus on Plan

1.5

Financial Forecast 1.3000x 1.3000x

Bloomberg Consensus 1.3200x 1.2800x 2014E Revenue—2014E Costs—Revenue Cost Net

1.3 Reduction Reduction Impact

US$1,143.8 mm US$939.8 mm

3% Consolidated (12.7) 7.3 (5.4)

1.1

USD / CAD 2% 0% 0%

1.1 2013 2017 USD EUR (13.2) 9.7 (3.5)

Financial Forecast 0.9600x 0.9600x 20% Bloomberg Consensus 0.9615x 0.9091x GBP

3% MXN (0.1) 0.1 0.0

1.0 EUR 30%

43% MXN 62%

0.9 JPY — 0.1 0.1

USD / GBP CAD 27%

JPY GBP (0.4) 0.2 (0.2)

1.8 2013 2017 3%

Financial Forecast 1.5200x 1.5200x

Bloomberg Consensus 1.5700x 1.5400x 7%

1.6 Source: Company data CAD (2.1) 0.3 (1.7)

1.4 EBITDA Bridge Analysis

MXN / USD US$ millions FY2014E FY2015E FY2016E FY2017E

16.0 2013 2017

Financial Forecast 12.30x 12.30x

14.0 Bloomberg Consensus Financial Forecast 12.82x 12.00x

Revenue $1,144 $1,218 $1,295 $1,376 12.0 Adjusted EBITDA $204 $230 $257 $287 10.0 Mark-to-Consensus (FX)(1) JPY / USD Revenue ($13) ($5) ($6) ($7)

110.0

Adjusted EBITDA ($5) ($2) $2 $7 90.0 2013 2017 Financial Forecast—FX Adjusted

Financial Forecast 101.15x 101.15x

Revenue $1,131 $1,213 $1,289 $1,369

70.0 Bloomberg Consensus 101.00x 100.00x

2011 2012 2013 2014 2015 2016 2017 Adjusted EBITDA $199 $228 $260 $294

Source: Bloomberg, Financial Forecast 1. Revenue and Adjusted EBITDA adjusted to reflect Bloomberg Consensus FX estimates

Revenue and EBITDA are somewhat sensitive to exchange rates forecast adjustment; Mark-to-Consensus has a ~US$5 mm negative impact on FY2014E EBITDA

PROJECT CALCULUS 33

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Other Considerations

Working Capital Tax

Financial Forecast assumes net working capital as a percentage of The Company is currently organized through 25 legal entities and files tax Revenue is consistent over Forecast Period returns in 11 jurisdictions

Net working capital estimated at 14.0% of revenue, an increase to the Company is currently a tax payer in only four jurisdictions, including Italy, Company’s historical run rate of approximately 7.5% Netherlands, Japan and Mexico Increase primarily related to significant working capital requirements at Tax planning strategies include the use of net operating loss carry forwards, the Banner segment due to inventory requirements to support retail R&D credits and “double-dip” tax shields, and are expected to keep cash distribution taxes at a minimum throughout the Forecast Period Net working capital of US$146 mm at July 31, 2013 equal to approximately Sufficient tax assets and other tax strategies implemented to maintain 14% of annualized Q2 and Q3 FY2013A revenue low marginal tax rates beyond Forecast Period Q2 and Q3 F2013A are the only two quarters with 100% revenue Management estimates 20% marginal cash tax rate in Forecast Period; contribution from Banner (i.e. no stub period)

22.5% marginal cash tax rate in Terminal Period

FY2013E – FY2015E estimated cash taxes are illustrated below

(US$ millions) Historical Forecasted Implied Cash Tax Rate

FY2010A FY2011A FY2012A Q3 FY2013A FY2014E

FY2013E FY2014E FY2015E

(1)

Current Assets

(US$ mm) (US$ mm) (US$ mm)

Accounts Receivable $140 $158 $162 $182

Inventory $73 $82 $82 $144 Revenue $1,057 $1,144 $1,218

Income taxes receivable $6 $3 $0 $21

Prepaid Expenses $10 $11 $12 $22 Adjusted EBITDA 150 204 230

(2)	D&A (52) (52) (55)

Current Liabilities

(1)	(42) (42) (42)

Accounts Payable ($157) ($182) ($186) ($206) Interest Expense

Income taxes payable ($0) — ($6) ($2) EBT $56 $111 $133 Deferred Revenues ($27) ($9) ($14) ($15) Cash Taxes 10.0(2) 20.0(2) 26.7 Net Working Capital $45 $63 $51 $146 $160

(3)	(3)

Actual Patheon Revenue $671 $700 $752 $1,039 $1,144 Implied Cash Tax Rate 17.7% 18.1% 20.0%

NWC—% Revenue 6.6% 9.0% 6.7% 14.0% 14.0%

Source: Company filings, Financial Forecast Source: Company filings, Financial Forecast

1. Excl. “Deferred tax assets-short term” of $9.0mm, $8.1mm, $4.3mm & $6.6mm in FY2010-Q3 FY2013A, respectively 1. Q3 FY2013A interest expense annualized

2. Excl. “Deferred tax liabilities-short term” of $0.3mm in Q3 FY2013A 2. Based on Patheon Management estimate

3. Q2-Q3 FY2013A annualized revenue 3. Patheon Management estimate for FY2015E-FY2017E

PROJECT CALCULUS 34

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

BMO Capital Markets’ Approach to Financial Perspectives

Financial Perspectives

Discounted Cash Flow Precedent Transactions Comparable Trading

Fundamentals Fundamentals Fundamentals

Evaluates business as a going concern Analysis of precedent CMO, CRO and Analysis based on publicly-traded based on expected unlevered free cash other pharmaceutical service transactions “comparable” CMO / CRO market flows Advantages participants Synergies estimated and incorporated Reflects strategic investors’ perception of Advantages the business Advantages Reflects current trends in market prices Provides objective information and profitability / growth of “similar” Free cash flow projections capture Generally includes a control premium companies company specific long-term business Disadvantages outlook Availability of public and objective financial improvement opportunities, Different perceptions of risk and returns information Reflects allows for adjustments for non-recurrent events Limited information on “comparable” Disadvantages transactions Riskiness and duration of cash flows Limited number of direct comparables reflected in weighted average cost of Economic backdrop at time of “comparable” transaction can be different Comparable companies may have different capital business prospects and capital structures

Disadvantages

Could be affected by exogenous market Subjected to different perceptions of the events Company’s future performance Does include a not control premium Requires an in-depth understanding of the company and underlying business drivers

PROJECT CALCULUS 36

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Capital Structure Considerations

Description Implications Restricted 140.9 mm basic RVS outstanding as at July 31, 2013 146.9 mm after adjusting for ITM options (Treasury stock method) n.a.

Voting Shares

Shareholders entitled to elect six of nine Directors of the Company

150,000 Preferred Shares outstanding (100% held by JLL) as at July 31, 2013

Series D Entitles JLL to designate three Directors of the Company No value ascribed based on Special Voting On liquidation, dissolution or winding-up of the Company, holders of each Preferred Share receive minimal liquidation value and Preferred Shares C$0.0001 non-transferability(1) Not transferable, except to an affiliate of JLL

Senior Secured Term loan—Floating LIBOR plus 6.00% with LIBOR floor of 1.25% due December 14, 2018 US$570.7 mm outstanding as at July 31, 2013 Senior Secured Revolving Facility—US$85 mm maturing December 14, 2017, bearing interest

Net Debt ranging from 5.8% to 7.75% Face value of

Debt less book (Debt less Cash) US$42.3 mm outstanding as at July 31, 2013 value of Cash and equivalents Italian Bank Loans – Two loans outstanding as at July 31, 2013 Loan 1: Subsidized loan of US$7.0 mm, interest rate of 0.5%, maturity date of June 30, 2020 Loan 2: US$1.0 mm with interest rate of Euribor 6-month +7.1%, maturity date of June 30, 2020 Cash and equivalents—US$40.9 mm as at July 31, 2013 Defined benefit pension plan deficit (US$22.3 mm), Other post-employment benefit deficit (US$7.8 mm) and unfunded termination indemnities (US$5.7 mm) October 31, 2012 book value

Pension Liability

(tax affected) No significant changes in plan deficits since October 31, 2012 actuarial valuations Holds 18% interest in two Italian entities known as BSP Pharmaceuticals

Investments Book value

Immaterial interests in certain U.S. retirement plans Financial Foreign exchange forward contracts and collars

Net liability position of US$2.8 mm as at July 31, 2013 Book value Instruments No significant changes in related underlying exchange rates since July 31, 2013

Source: Company filings

1. MI 61-101 defines “fair market value” as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act

PROJECT CALCULUS 37

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives

DCF Analysis

Precedent Transaction Analysis Comparable Trading Analysis

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Discounted Cash Flow Analysis – Assumptions

Key Assumptions Terminal Growth Rate

FY2014E based on Patheon’s Precedent Fairness Opinions OECD Economic Data Street Consensus

– FY2017E projections

Financial Forecast Real Nominal

Operating

3.90% 3.90% 4.00%

Assumptions Assumed $25mm of unlevered free cash flow in Q4

3.50%

FY2013E, as per Patheon Management 3.20%

Discounted to October 20, 2013 Selected Terminal Growth Rate: 2.50%

Discount 2.00% 2.50% 2.00%

Mid-year discounting applied

Period 2.20% 1.50%

2.10% 2.00%

Four year Forecast Period, ending October 31, 2017

Selected WACC range of 10.25%—11.25% 1.00% 1.00% 1.00%

Discount —

Rate Based on comparable beta analysis and adjustments

PPD / Kendle / inVentiv / OECD—OECD—OECD—Street CMO Street CRO

(1)	(1) (1) for size premium H&F, INC THL Canada United States Europe Industry Industry Carlyle Forecast Forecast

Based on perpetual growth of normalized terminal year Source: Company filings, OECD Economic Outlook – May 2013, select Street research Terminal Value unlevered free cash flow 1. Represent 2018-2030 Real GDP CAGR plus estimated Inflation rates

Terminal growth rate of 2.5% assumed MI 61-101 Approach to Synergies

Capex 4.5% annual capital intensity into perpetuity Assess any “distinctive material benefit that might accrue to an interested party as a consequence of the transaction”

Flat cash tax rate of 20% in the Forecast Period

Tax Required to be disclosed in our Valuation 22.5% cash tax rate in Terminal Period

Assess what synergies should be included in the Valuation Net Working Guiding principal is the concept of “Fair Market Value” Net working capital requirements of 14% of revenue

Capital – The monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and 50% of pre-tax net identified synergies included Synergies informed seller, each acting at arm’s length with the other and 50% of US$32.9 mm on a run-rate basis under no compulsion to act Repositioning Repositioning expenses in FY2014E associated with Expenses closure of Olds, Caugas and Swindon facilities FX Bloomberg Consensus FX forecasts

PROJECT CALCULUS 39

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Synergy Perspectives

Description Est. Pre-Tax Synergies Selected Precedent Transaction Analysis

savings from redundant US$2.0 mm per year

Cost Ann. Target / EV Synergies /

leadership Integration costs of US$3.0 mm in Description

Date Acquiror PF EBITDA

Leadership (US$)

Patheon’s management to Year 1; US$0.5 mm in Year 2 team largely run combined company $32.9 mm run-rate annual Phased in over 2 years Patheon / pre-tax synergies Pending $1.8 bn 14.0% Elimination of corporate charges JLL year 2014E Adjusted EBITDA of from DSM parent company Net US$6.0 mm per $234.3 mm (1)

DSM any incremental costs Integration costs of US$10.5 mm in

Corporate Excludes

Year 1; US$5.3 mm in Year 2 $12.5 mm / $19.2 mm Charges required by combined company to replace required services currently Banner / Phased in over 2 years Oct-12 $269 mm 9.8% 15.1% Headcount reduction provided by DSM Patheon Other operational synergies Reduction of senior FTEs in US$7.0 mm per year Aptuit marketing, quality, sales and other (Clinical Trial FTE Integration costs of US$5.3 mm in Aug-11 $407 mm n.a. functions due to proximity of Business) / 4.0% Reductions Year 1; US$1.8 mm in Year 2 Greenville facility to Patheon’s Catalent existing operations Phased in over 2 years $20.0 mm US$15.0 mm per year Procurement savings through Dow Pharma Core R&D savings Dec-08 $308 mm 11.7% Procurement increased volumes and strategic Phased in over 4 years / Valeant sourcing Non-core R&D, G&A and No integration costs facility consolidation

US$1.0 mm per year commencing in 1. 2014E Pro Forma for 2012A DSM DPP EBITDA (EUR 23 mm) as per Patheon Management presentation; Year 2 converted from EUR to USD at a rate of 1.3200x

Combined company will no longer

Real Estate utilize office space currently Integration costs of US$1.5 mm in Minimum Synergies – Strategic Buyer occupied by DSM senior leadership Year 2

A strategic buyer could reasonably be expected to accrue ~US$10 mm of synergies Phased in over 2 years from executive compensation and board fees following a transaction with the Public Company (exclusive of integration costs)

Company Patheon public company costs US$1.9 mm per year Synergy Description Amount

Costs

(US$ mm)

Total Executive compensation (inclusive of stock based rewards)(1) $7.5

Run-Rate US$32.9 mm per year (1)

Synergies Director compensation (inclusive of stock based rewards) 1.5 Other public company costs(2) 1.4

Total

Aggregate integration costs in Year Total $10.4

Integration US$27.9 mm

1	and Year 2 Source: Company filings, Patheon Management estimates

Costs 1. From Company’s Management Information Circular dated 4-Mar-13 Source: JLL and Patheon Management estimates 2. Other public company costs exclusive of board fees

PROJECT CALCULUS 40

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Weighted Average Cost of Capital Analysis Comparable Beta Analysis Illustrative Cost of Capital In US$ million unless otherwise noted Company Beta R2 Total Debt(1) Equity Value(2) Debt Ratio Tax Rate Beta (3) BARRA Beta Selected Beta ?U = 0.90 ?U = 1.05 ?U = 1.20 Levered Unlevered Unlevered Covance 1.25 0.36 $325 $4,932 6% 35% 1.20 0.85 Cost of Debt Lonza Group 0.83 0.13 2,539 3,508 42% 22% 0.53 0.66 Nominal Risk Free Rate (4) 2.69% 2.69% 2.69% Parexel Intn’l 1.46 0.29 444 2,959 13% 35% 1.33 1.01 Borrowing Spread (5) 4.50% 4.50% 4.50% ICON 0.65 0.11 — 2,471 — 13% 0.65 0.83 (6) — — —Country Risk Premium Charles River 1.19 0.35 636 2,280 22% 35% 1.01 0.77 Pre-tax Cost of Debt 7.19% 7.19% 7.19% WuXi Pharma 1.69 0.36 65 2,123 3% 25% 1.65 1.06 Tax Rate 23% 23% 23% Biocon 1.09 0.43 61 1,101 5% 30% 1.05 0.97 After-Tax Cost of Debt 5.6% 5.6% 5.6% Cambrex 1.41 0.21 144 461 24% 35% 1.17 0.73 Albany Molecular Research 1.49 0.26 17 413 4% 35% 1.45 1.27 Cost of Equity Jubilant Life Sciences 1.31 0.44 554 198 74% 30% 0.44 0.63 Nominal Risk Free Rate (4) 2.69% 2.69% 2.69% Cangene (0.27) 0.01 — 162 — 27% (0.27) 0.36 (7) 6.11% 6.11% 6.11% 2 Equity Risk Premium Mean (R > 0.2) 1.36 $281 $1,808 19% 1.16 0.91 (6) Country Risk Premium — — — Selected Beta—Low 0.90 Size Premium (8) 1.73% 1.73% 1.73% Selected Beta—High 1.20 Selected Unlevered Beta 0.90 1.05 1.20 Patheon (B3 / B+) 1.32 0.11 $610 $867 41% 23% 0.85 0.52 Optimal Debt in Capital Structure 25% 25% 25% Levered Beta (3) 1.13 1.32 1.51 Cost of Equity (9) 11.3% 12.5% 13.6% Implied WACC (10) 9.9% 10.8% 11.6% Source: Company filings, Bloomberg, BMO CM estimates Note: Levered Betas are Bloomberg 5-year monthly raw Betas, unless otherwise noted; excludes Quintiles Transnational Holdings, due to limited historical trading data. 1. Total Debt (including preferred shares) at book value. 6. Assets and operations mainly located in the U.S. and Canada, not applicable. 2. Equity value as of 11-Oct-13. 7. BMO CM estimate based on data from Ibbotson Risk Premia Over Time report. 3. ?U = ?L / (1 + (1—tax rate) x Debt/Equity). 8. BMO CM estimate based on data from Ibbotson Risk Premia Over Time report. 4. Yield on 10-year U.S. Treasury. 9. Cost of equity = risk free rate + ? x market risk premium + size premium + country risk premium. 5. BMO CM estimate of 10-year borrowing spread at the optimal capital structure. 10. WACC = debt/(debt + equity) x((1—tax rate) x cost of debt) + equity/(debt + equity) x cost of equity. Implied WACC range of 10.25% to 11.25% PROJECT CALCULUS 41

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Discounted Cash Flow Analysis – Financial Forecast

Discounted Cash Flow Summary Selected Range

Projected Fiscal Year Ending Oct-31 Sensitivity Q4 2013E 2014E 2015E 2016E 2017E Terminal Low High

Adjusted EBITDA (US$ mm) $204 $230 $257 $287 $294 WACC (%) 11.25% 10.25% y-o-y growth 36.3% 12.7% 12.0% 11.4% 14.2% (%)

Terminal Growth Rate 2.50% 2.50% margin 17.8% 18.9% 19.9% 20.8% 20.8% (US$ mm)

PV of Projected CF $475 $484

Other Items: (US$ mm)

PV of Terminal Value 1,453 1,693

Less: Unlevered Cash Taxes (US$ mm) (30) (35) (40) (45) (52)

Enterprise Value (US$ mm) $1,928 $2,177

Add / (Less): Change in Working Capital (US$ mm) (12) (10) (11) (11) (12) (1)

Less: Net Debt (US$ mm) (580) (580)

Less: After-Tax Repositioning Expenses (US$ mm) (10) — — — —

Less: Preferred Shares (US$ mm) — —

Add / (Less): Impact of After-Tax FX Forecast (US$ mm) (4) (2) 2 5 5

(1)	Less: Pension Solvency Deficit (US$ mm) (29) (29)

Add: Realized After-Tax Net Synergies (US$ mm) (2) 6 12 13 13

(2)	Less: Fair Value of FX Liabilities (US$ mm) (3) (3)

Less: Capex (US$ mm) (53) (56) (60) (63) (64)

Capital Intensity 4.6% 4.6% 4.6% 4.6% 4.5% Add: Proceeds from ITM Options (US$ mm) 30 30

Unlevered Free Cash Flow $25 $92 $133 $161 $186 $185 Add: Inv. in Unconsol. Affiliates (US$ mm) 9 9

(2)

Terminal Value — — — — $2,362 — Impled Equity Value (US$ mm) $1,355 $1,604

F.D. Shares Outstanding (mm) 152 152

Assumptions: Present Value of Projected Cash Flows $480

Implied Equity Value per Share (US$ / sh) $8.92 $10.56

WACC 10.75% Present Value of Terminal Value $1,565

Terminal Growth Rate 2.50% Enterprise Value $2,045 1. Based on Face Value of debt

2. Balance sheet figures as at 31-Jul-13

Sensitivity Analysis

Enterprise Value Implied Share Price Implied Terminal Multiple Terminal Growth Rate Terminal Growth Rate Terminal Growth Rate WACC 2.0% 2.5% 3.0% WACC 2.0% 2.5% 3.0% WACC 2.0% 2.5% 3.0%

11.25% $1,841 $1,928 $2,026 11.25% $8.34 $8.92 $9.56 11.25% 6.6x 7.0x 7.5x

10.75% $1,947 $2,045 $2,156 10.75% $9.04 $9.69 $10.42 10.75% 7.0x 7.4x 7.9x

10.25% $2,065 $2,177 $2,305 10.25% $9.82 $10.56 $11.40 10.25% 7.4x 7.9x 8.4x

Source: Financial Forecast

1. Assuming (US$5.7) mm, US$15.8 mm and US$29.2 mm of pre-tax net synergies in FY2014E, FY2015E and FY2016E, respectively; $32.9 mm of pre-tax run-rate annual synergies are realized thereafter, which are grown by the assumed terminal growth rate in the Terminal Period; the DCF incorporates 50% of after-tax net synergies

2. 4.5% capital intensity in Terminal Period provided by Patheon Management

Selected DCF range of $8.92—$10.56 per RVS

PROJECT CALCULUS 42

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Discounted Cash Flow Analysis – Key Sensitivities Sensitivity to Financial Forecast All figures in US$ $8.92 $9.69 $10.56 WACC: 11.25% to 10.25% TGR: 2.5% Implied Terminal Multiple: 7.0x to 7.9x Implied FY2013E EBITDA ($149.6 mm): 12.9x to 14.6x Implied FY2014E EBITDA ($203.9 mm): 9.5x to 10.7x Metric Benchmark Change Share Sensitivity Terminal Growth Rate 2.5%—/ + 1.0% ($1.22) $1.55 WACC 10.75% + /—0.5% ($0.84) $0.84 6.2%—8.3% Revenue Growth—/ + 1.0% ($0.83) $0.83 in Forecast Period 17.8%—20.8% EBITDA Margin—/ + 1.0% ($0.82) $0.82 in Forecast Period (1) FX Forecast Bloomberg Consensus + /—10.0% ($0.60) $0.60 $58.1 mm Total Capex + /—10.0% ($0.40) $0.40 (Forecast Period average) Terminal Period Tax Rate 22.5% + /—2.5% ($0.35) $0.35 $32.9 mm (2) Synergies Realized (2)—/ + $10.0 mm ($0.31) $0.31 (Pre-Tax Run Rate) 1. A 10% increase in FX forecast implies a 10% weakening of the USD against each of the EUR, CAD, GBP, MXN and JPY, respectively 2. Incorporating 50% of pre-tax synergies in DCF DCF highly sensitive to Terminal Growth Rate and WACC assumptions PROJECT CALCULUS 43

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives

DCF Analysis

Precedent Transaction Analysis Comparable Trading Analysis

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Precedent Transactions Contract Manufacturing Organizations (7) 14.3x (4) 13.5x 10.9x (3) 11.9x (5) 11.3x 11.2x EV / 10.1x 9.6x 10.1x 9.4x LTM 7.5x 8.0x 6.2x 8.1x EBITDA Ann. 21-May-13 06-Mar-13 31-Dec-12 29-Oct-12 04-Oct-12 06-Aug-12 09-Jan-12 22-Aug-11 04-Apr-11 24-Feb-11 30-Apr-08 06-Feb-08 01-Aug-07 25-Jul-07 24-Apr-07 25-Jan-07 Median Date Xellia Lancaster Xellia Brookwood Lipa Hollister Stier Target Althea JHP Pharma Banner Metrics Aenova BioReliance Aptuit Capsugel BASF Catalent Pharma Labs Pharma Pharma Pharma Labs Warburg Mayne Sigma- CK Acquiror Novo Group Ajinomoto Patheon BC Partners Catalent KKR Eurofins Dr. Reddy’s 3i Group SurModics Jubiliant Blackstone Pincus Pharma Aldrich Life Sciences Enterprise $700 $175 $195 $269 $120 (1) $618(2) $353 $407 $2,375 $200 $40 $395 $40 $100 $123(6) $3,217 $233 Value EV / 3.2x 3.3x — 1.0x 2.3x 2.0x 2.8x 2.1x 3.2x 1.7x 0.9x 2.1x 2.6x 1.3x 2.2x 2.0x 2.2x LTM Revenue EV / - — — — — — 2.7x — — — — — — — — — 2.4x NTM Revenue EV / - — — — — — 11.3x — — — — — — — — — 10.3x NTM EBITDA LTM EBITDA Margin - — — 9.2% 31.2% 21.2% 23.5% 20.4% 28.0% 21.7% 15.0% 26.1% 19.5% 13.4% 19.8% 13.9% 20.1% 1 Day Premium - — — — — — — — — — — — — 18.0% — — 19.7% 1 Week Premium - — — — — — — — — — — — — 21.0% — — 22.1% 30 Day Premium - — — — — — — — — — — — — 20.3% — — 38.0% Sources: Company public filings, press releases, Street research, MergerMarket and Deal Pipeline 1. Enterprise value excludes $15 million milestone payment. 2. Converted in US$ as per exchange rate at announcement date. 3. Based on estimate FY 2012 EBITDA. 4. LTM EBITDA implied based on NTM EBITDA margin. 5. Based on FY 2011 revenue and EBITDA. 6. Enterprise value excludes $16 million that Jubilant will pay for CapEx expansion reimbursement. 7. Based on FY 2006 EBITDA. Selected CMO range of 10.0x to 11.0x EV / LTM EBITDA PROJECT CALCULUS 45

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Precedent Transactions Contract Research Organizations (3) 17.4x 14.9x 13.0x 13.7x (5) 13.4x 11.8x 12.6x (2) 10.5x 11.0x 11.4x 10.6x 11.4x EV / 9.8x 10.0x 8.0x 8.5x LTM EBITDA — Ann. 24-Jun-13 31-Oct-12 02-Oct-11 09-May-11 04-May-11 28-Feb-11 27-Dec-10 19-Aug-10 06-May-10 02-Sep-09 03-Feb-09 20-Mar-08 03-Jan-08 21-Dec-07 24-Jul-07 18-Jul-07 Median Date ReSearch MDS Pharma Diosynth / INC inVentiv Premier Apptec Lab Quintiles WIL Target PRA Int’l Sygene Int’l Medpace Kendle Int’l Pharma Analytical Pharmanet PRA Int’l Product Dev. MSD Research Health Research Services Transnt’l Research Services Tech. INC Warburg Avista / Thomas H. 3i Group / Genstar American Acquiror KKR GE Capital H&F / Carlyle CCMP FUJIFILM Danaher JLL Partners ECI Partners WuXi Research Pincus Teacher’s Lee Bain / TPG Capital Capital Enterprise (1) (1) (4) (1) $1,300 $301 $3,404 $688 $348 $329 $254 $600 $1,164 $650 $186 $177 $164 $2,860 $758 $500 $550 Value EV / - — 9.0x — 12.6x — — — 8.0x 11.4x 9.5x 7.1x — — 15.0x — 9.5x NTM EBITDA LTM EBITDA Margin - 34.0% 20.3% — 5.9% — 6.2% — 13.4% 15.6% 4.8% 10.8% 13.4% 12.6% 14.8% 25.4% 13.4% 1Day Premium - — 29.6% — 53.9% — — — 52.4% — NM 12.4% — — 13.1% — 29.6% 1 Week Premium - — 29.1% — 50.7% — — — 58.0% — NM 40.8% — — 10.9% — 40.8% 30 Day Premium - — 6.7% — 42.3% — — — 80.0% — NM 58.7% — — 24.4% — 42.3% Sources: Company public filings, press releases, Wall Street equity research, MergerMarket and Deal Pipeline 1. Converted in US$ as per exchange rate at announcement date. 2. LTM revenue and EBITDA implied based on management estimates of growth and margins. 3. EBITDA is inclusive of fee and costs associated with the European acquisitions and Paramax acquisition. 4. Cash inclusive of restricted cash related to security deposits for the London office in the inVentiv Communications segment 5. Based on FY 2006 revenue and EBITDA. Selected CRO range of 11.0x to 13.0x EV / LTM EBITDA PROJECT CALCULUS 46

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives

DCF Analysis

Precedent Transaction Analysis Comparable Trading Analysis

Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Comparable Trading Analysis CMO PEERS CRO PEERS EV / 11.9x 11.5x 2014E 11.1x 11.0x 10.4x 11.0x 10.1x 9.4x EBITDA 8.3x 8.3x 8.0x 8.3x 8.5x 7.2x 3.5x n.a. Albany Jubilant Quintiles Lonza CMO Parexel WuXi Charles CRO Patheon—Patheon - Company Molecular Cambrex Biocon Life Cangene ICON Covance Transnt’l (1) Group Median Intn’l Pharma River Median Street Model Research Sciences Holdings Country USA Switzerland USA India India Canada Ireland USA USA USA China USA USA Enterprise Value (US$ mm) $391 $5,781 $570 $952 $708 $105 $639 $2,289 $4,812 $7,157 $3,130 $1,870 $2,817 $2,973 Med $1,470 Equity Value (US$ mm) $413 $3,508 $461 $1,101 $198 $162 $437 $2,471 $4,932 $5,721 $2,959 $2,123 $2,280 $2,715 Med $867 % Buy Ratings (%) 100% 13% 67% 73% 75% — 70% 63% 53% 59% 67% 75% 26% 61% Med 100.0% Target Price (%) 11% (6%) 29% 7% 165% 4% 9% 14% 6% 21% 12% (4%) 9% 10% Med 22% Prem. / (Disc.) P / E 2014E (x) 20.3x 12.7x 14.8x 15.2x 2.6x n.a. 14.8x 20.6x 22.8x 18.8x 22.9x 16.6x 14.9x 19.7x n.a. 12A—‘14E (%) 15.8% 9.2% 9.6% 10.7% 10.4% n.a. 10.4% 28.6% 29.2% 14.3% 24.2% 16.8% 2.1% 20.5% High 63.0% 33.0% EBITDA CAGR 2013E EBITDA (%) 16.9% 18.1% 20.7% 22.0% 18.4% n.a. 18.4% 12.6% 15.3% 15.6% 13.1% 28.5% 22.6% 15.5% Low 13.9% 16.8% Margin Total Debt / (x) 0.4x 3.7x 2.1x 0.5x 2.7x — 1.3x — 0.8x 3.2x 1.6x 0.4x 2.3x 1.2x High 3.6x 3.0x 2014E EBITDA 2014E Capex (2) (2) (2) (%) 4.3% 7.8% 6.2% 10.6% 4.4% 3.4% 5.3% 3.0% 6.0% 2.5% 4.6% 10.1% 4.3% 4.5% Low 5.8% 4.7% Intensity Source: FactSet and Company Filings Note: Estimates are based on CY2013 & CY2014 EBITDA and EPS Street Consensus estimates. 1. Based on FY2014E EBITDA 2. LTM Capex Intensity used as a proxy, as 2014E capex estimates are unavailable Selected CMO range of 7.5x – 8.5x EV / 2014E EBITDA; Selected CRO range of 10.5x – 11.5x EV / 2014E EBITDA PROJECT CALCULUS 48

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives Summary Perspectives

PROJECT CALCULUS

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO Summary Perspectives TRADING PERSPECTIVES EN BLOC PERSPECTIVES DCF ANALYSIS PRECEDENT CAPITAL MARKETS TRADING COMPARABLES TRANSACTIONS Shown in US$ per share, unless otherwise indicated $10.56 $9.43 JLL Current Offer: $8.25 $7.70 $8.20 $8.92 $8.09 $6.55 $6.86 $6.38 (1) $6.74 20-Day VWAP: $6.13 $5.24 $2.89 Based on FY2014E EBITDA—Street DCF CMO: 7.5x—8.5x (2) CMO: 10.0x—11.0x 52 Week High / Low (1) Analyst Target Price Range CRO: 10.5x—11.5x CRO: 11.0x—13.0x (2) WACC: (C$7.00—C$8.00) (1) (3) 10.25%—11.25% FY2014E EBITDA—Model LTM PF EBITDA—Model TGR: 2.5% Implied Premium to (53%)—7% 10%—26% 12%—34% 32%—54% 45%—72% 20-Day VWAP Implied EV / 2013E 6.8x—10.5x 10.7x—11.7x 10.8x—12.2x 12.0x—13.4x 12.9x—14.6x EBITDA—Model ($149.6 mm) Implied EV / PF 2013E 5.7x—8.8x 9.0x—9.8x 9.1x—10.2x 10.1x—11.3x 10.8x—12.2x EBITDA—Model ($177.8 mm) Implied EV / 2014E 5.0x—7.7x 7.8x—8.6x 7.9x—8.9x 8.8x—9.8x 9.5x—10.7x EBITDA—Model ($203.9 mm) Implied EV / 2014E 0.9x—1.4x 1.4x—1.5x 1.4x—1.6x 1.6x—1.8x 1.7x—1.9x Revenue—Model ($1.1 bn) Note: 20-Day VWAP of C$6.38/share, converted to US$ at the closing rate of the respective previous 20 trading days. 1. Converted to US$ at 1.0386x (as at 11-Oct-13 close) 2. Selected CMO and CRO multiples based on observed comparable peer trading and precedent transaction multiples. Applied Patheon’s 2014E CMO and CRO EBITDA weighting to the selected Trading Comparables multiple range and Patheon’s 2013E CMO and CRO EBITDA weighting to the selected Transaction Comparables multiple range . 3. FY2013E used as a proxy for LTM PROJECT CALCULUS 50

DRAFT: For discussion purposes only—Not to be distributed to third parties without consent of BMO PROJECT CALCULUS Disclaimer This Presentation has been provided to the Special Committee of the Board of Directors of Patheon Inc. (“Patheon” or the “Company”) (the “Board”) formed to consider a potential transaction involving JLL Partners, Inc., in their capacity as members of the Special Committee, by BMO Nesbitt Burns Inc. (“BMO Capital Markets”) pursuant to the engagement letter dated September 11, 2013 (the “Engagement Letter”) and, except as contemplated by the Engagement Letter, may not be used or relied upon for any purpose without the written consent of BMO Capital Markets. The information contained herein (the “Information”) is confidential. By accepting this Information, the Board agrees that, except as contemplated by the Engagement Letter, it and its agents and representatives shall use it for informational purposes only and, except as set forth in the Engagement Letter, will not divulge any such Information to any other party. This presentation has not been prepared with a view toward public disclosure under federal, provincial or territorial securities laws or otherwise. Except as contemplated by the Engagement Letter, reproduction, dissemination, quotation, summarization or reference to this Information, in whole or in part, is prohibited. Without the consent of BMO Capital Markets, these contents are proprietary and a product of BMO Capital Markets. The information contained in these materials is not intended to constitute a “report, statement or opinion of an expert” for purposes of the securities legislation of any province or territory of Canada. Moreover, the information contained in these materials summarizes certain background work completed by BMO Capital Markets in connection with the preparation of a potential formal valuation and although we have undertaken financial analysis that we believe is appropriate, we have not made or prepared any valuation (including, without limitation, a “formal valuation” of the Company, as such term is defined in the Canadian Securities Administrators’ Multilateral Instrument 61-101 (“MI 61-101”)) or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and the information contained in these materials should not be construed as any such valuation or appraisal. Furthermore, the Company has informed us that there have not been any “prior valuations,” as such term is defined in MI 61-101, of the Company, its material assets or its securities in the past twenty-four month period. In preparing this presentation, BMO Capital Markets has made certain assumptions regarding the information contained herein, and certain limitations apply to such information. The information used in preparing these materials may have been obtained from or through the Company or the Company’s representatives or from public sources as of the date hereof. BMO Capital Markets assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the management of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). BMO Capital Markets has no obligation (express or implied) to update` any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy of the information or accept responsibility for errors. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by BMO Capital Markets in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on BMO Capital Markets or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. BMO Capital Markets is not acting in any other capacity or as a fiduciary to the Company or the Board or the Special Committee. 51